Exhibit 13

   The influencer marketing platform for ecommerce

 Disclaimer  2  TVPage, Inc. (the “Company”) is currently “testing the waters” under Regulation A (“Regulation A”) under the Securities Act of 1933, as amended. This presentation has been prepared as a summary for convenience, and does not describe the Company in any complete manner. It shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of the Company’s securities will be made only by means of an offering circular and prospectus. No money or other consideration is being solicited at this time, and if sent in response to these materials, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest in a Regulation A offering is non-binding and involves no obligation or commitment of any kind. Any potential investment in the Company will require an in-depth review of the offering circular and prospectus, and in-depth consideration of all business, legal, financial, and tax considerations. No representations or warranties, express or implied are given, or in respect of, this presentation. To the fullest extent permitted by law in no circumstances will the Company or its stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this presentation have been obtained from third-party industry publications and sources. The Company has not independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the Company. Recipients of this presentation should each make their own evaluation of the Company and the of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward-Looking StatementsCertain information set forth in this presentation contains “forward-looking information”, including “future-oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, the information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of the shares being offered hereunder; (iii) the expected development of the Company’s business, projects, and joint ventures; (iv) execution of the Company’s vision and growth strategy; (v) sources and availability of third-party financing for the Company’s projects; (vi) renewal of the Company’s current customer, supplier and other material agreements; and (vii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment. These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements. Although forward-looking statements contained in this presentation are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements. Use of ProjectionsThis presentation contains projected financial information with respect to the Company. Such projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by an person that the results reflected in such forecasts will be achieved.

 1  Serial Entrepreneur-CEO & Co-founder @ Opticomm(video tech; acquired by NASDAQ: EMKR)-VP Legal @ Hotbar(marketing tech; acquired by Zango)- Corporate lawyer @ Goldfarb Seligman & Co.- LLM @ NYU Law;LLB @ Sussex Law  Today’s Presenters  ALLON CAIDARCEO & Co-FounderTVPAGE  VP Strategic Alliances @ Infolinks(marketing tech)- VP Sales & Business Development @ Hotbar(marketing tech; acquired by Zango)- Business Consultant @ E&Y Global- Technology Analyst @ Andersen-BA in Business & Economics@ Cornell University  Managing Partner @ Fundem Capital- Managing Director @ Red Bull Israel-CEO @ Kidum & Lachman-VP Marketing @ Hotbar (marketing tech; acquired by Zango)-MBA @ Kellogg RecanatiLLB; BA in Law & Economics @ Tel-Aviv University   SHANY CAIDARCRO & Co-FounderTVPAGE  ADIMIMRANBoard MemberTVPAGE

   We enable brands to grow online sales through people  3

   Consumers trust people,not brands.  92% of consumers trust personal recommendations   Source: Buyapowa,Global News Wire,CGS,Grandview  $475BSOCIAL COMMERCE  $323BGEN – Z SPENDING POWER

   How can brands sell through people?  3

   Meet Danny  CMO of a GEN-Z facing brand  Before he can launch an influencer marketing campaign, he needs to answer some tough questions.  How do I compensate influencers?  Am I negotiating from scratch every time?  How do I control the content?  How do I handle the contract?  Is legal involved every time?  How do I measure the results?  Do I have the right to repurpose content?  6  How do I activate influencers?  How do I incentivize influencers?  How do I find the right influencers?

 The TVPage platform runs the full cycle - from creator to cart  Run creator campaigns A-Z on the platform  Search for influencers to inviteto product campaigns  1  Influencers post to your online store  2  Influencers share to social  3  Influencers generatenew traffic & sales  4  Influencers get paid via the platform  5  Boost content that performson all marketing channels  6  7

 Engagement  Social  Commerce  Connecting social engagement to commercevia content & creators  5

 See a creator in action  A day in the life of a creator on TVPage  8

Influencer incentive

Creators cash in on creativity by working directly for the brands they love


Allyson Berger
SHOP WITH ME

HARLEY-DAVIDSON MOTOR CYCLES

Test-drive conversions
and shop accessories from video

BED BATH & BEYOND

Shop baby products on
Buy Buy Baby, a Bed Bath brand

macy's

Shop fashion from the
Macy's Style Crew

Motherhood. MATERNITY

Shop maternal products
from expecting mothers

Personalize your storefront on the brand's site
Continued engagement with the brand

Get paid per post & commission on sales
All gigs are fueled by content

9
TVPAGE

 Brand benefits  Generate content and engagement on your first party domain*  * Across all customers since January 2020  2021  50M  2020  25M  10M  15K  10K  5K  ON-SITE VIDEOS  10  2021  2020  ON-SITE VIEWS  2021  2020

Proven results

Increase sales with creator video in your online store

WITH TVPAGE

More than 5 of every 100 consumers make a purchase



~3X

CONVERSION RATE FROM VIDEO*

WITHOUT TVPAGE

Less than 2 of every 100 consumers make a purchase



1.81%

AVERAGE ECOMMERCE CONVERSION RATE*

* Based on 2021 average video conversion rate across all customers, calculated based on attributing sales to video engagement events on the platform within a 30-day attribution period; 1.81% average ecommerce conversion rate (see IRP commerce)

TVPAGE

11

 Creator Sales  Revenue per View  Cost per View  $1.24M  $6.48  $0.25  Photo Conversion Rate  3.2%  Video Conversion Rate  7.5%  Measure results in real-time  Accurate first-party reporting for payout & measurement  (numbers are for illustration only)  12

 TVPage is everywhere  Shoppable video is leveraged for maximum return on investment  Site  Search  Social  Email  13

 Our customers  Annual + contracts in place  14

By 2028, a majority of the U.S. workforce will be freelancers

TVPage offers "eCommerce gigs"



65
MILLION
U.S. FREELANCE WORKERS
80
MILLION
U.S. FREELANCE WORKERS
90
MILLION
U.S. FREELANCE WORKERS
2020(A)
2025(E)
2028(E)

Source: Financesonline, Statista

15

TVPAGE

 Half of freelancers  Won’t take a traditional job, no matter how much they’re offered.  51%Wouldn’t take a traditional job for any amount of money..  16   Source: Upwork (smallbizgenius)

 We activate the gig economy for eCommerce  what Uberdoes for taxis  what Woltdoes for food delivery  what Fiverr does for freelance   TVPage does foreCommerce  17

 5 registered patents  An end-to-end solution*  An intelligent proprietary platform  18   * Our patented technologies, platform systems, and other third party technologies (including those fueled by AI), are constantly evaluated and deployed in a continuous effort to optimize workflows and performance.  Method And Apparatus For Interfacing Buyers With Products Depicted In A Video. First part.  Registered US Patent # US 9,032,447  Registered US Patent # US 9,560,416  Method And Apparatus For Interfacing Buyers With Products Depicted In A Video. Second part.  System for communicating media to usersover a network.  Registered US Patent # US 9,386,071  Method for providing electronic video files related to products of interest.  Registered US Patent # US 9,947,040  Method for providing product-related videos to buyers.  Registered US Patent # US 10,949,891

Pricing for action

SaaS model fueled by creator campaigns drives revenue

PLATFORM PRICING					
VIEWS	PAY AS YOU GO	BASIC	PRO	PREMIUM	ENTERPRISE
Annual Minimum	-	from $30,000/annum			CONTACT US
Included Views	-	from 10,000/month			
Cost-per-View (CPV)	$0.37	significant savings			

Campaigns drive **views** on the platform

ROI from **views** drives **campaigns**

CAMPAIGN PRICING*	
PAYMENT PER GIG	varies by Creator
	varies by Social Network
	varies by Supply & Demand

*Campaign pricing includes our new campaign service (sourcing & managing creators & content for a brand promotion). Campaigns were offered to select clients in H2 2022 and will become available to all clients in 2022.

19

TVPAGE

GROWTH MODEL VALIDATION 2021 Q4

NEW CAMPAIGNS SOLD IN Q4 2021

Harley-Davidson Motor Cycles
Toys R Us
buybuy BABY
Motherhood Maternity
GUGU GURU
MAX Warehouse
Klein Tools
Ben Sherman

+25%

INCREASE IN TVPAGE SPEND IN Q4 2021
(from select clients only)

TVPAGE

GROWTH MODEL FUELED BY CAMPAIGNS

ASSUMING CLIENTS RUN A CAMPAIGN PER QUARTER ON AVERAGE, WE MAY SEE UP TO 100% ANNUAL GROWTH IN THEIR SPEND WITH US (25% PER QUARTER). THIS ACTIVITY MAY APPLY TO ALL CLIENTS & NEW CLIENTS, AND WOULD FURTHER BE AMPLIFIED BY SCALING THE TEAM.

BUILD ON SUCCESS
Reach 100% YoY growth (25x4)

+100%
ANNUAL INCREASE IN TVPAGE SPEND
(with select clients, potentially)

UPSELL ALL CLIENTS
Reach 100% YoY growth (25x4)

+100%
ANNUAL INCREASE IN TVPAGE SPEND
(with all clients, potentially)

NEW CLIENTS
Pipeline

SCALE THE TEAM

TVPAGE

 STARTING ANNUAL REVENUE  $75K  $420K  $72K  2021 ESTIMATED ANNUAL REVENUE  $153K  $68K  $160K  Land and expand  Growing revenue at exponential scale*  21  STARTING ANNUAL REVENUE  STARTING ANNUAL REVENUE  2021 ESTIMATED ANNUAL REVENUE  2021 ESTIMATED ANNUAL REVENUE

         Aligned and ready to conquer  Established partnerships and go-to-market strategy*  ECOMMERCE PLATFORMS  AGENCIES  22  * The companies presented above have either signed with the Company or are in discussions around a potential partnership.

   “TVPage fuels the nexteCommerce boom”  TVPage was selected from over 100 companies to enable SAP customers to reach today’s consumer.  Lior WeizmanDIRECTOR, SAP.IO FOUNDRY TEL-AVIV  20

   “TVPage has redefined influencer marketing by representing and delivering the right influencers for any ecommerce campaign through a direct connection with the product catalog and online store”  David SableSTRATEGIC ADVISOR TO THE COMPANYFORMER GLOBAL CEO, Y&RBOARD OF DIRECTORS, AMERICAN EAGLEBOARD OF DIRECTORS, ETHAN ALLENBOARD OF DIRECTORS, SILVER SPAC  20   Source: Money.cnn.com

The competition doesn't come close

TVPage provides the complete solution

	TVPAGE	CreatorIQ	GRIN	ASPIREIQ	HUMANZ	TRIBE
Influencer Management Recruitment and Collaboration. A system of record to manage influencer activity, reporting and payment.	✓	✓	✓	✓	✓	✓
Video Shopping Experience Influencer shoppable video experience with first-party data for detailed insight and payout on engagement and conversion.	✓	✗	✗	✗	✗	✗
Recommendation Engine Dynamically fueling product pages with influencer content.	✓	✗	✗	✗	✗	✗
Creator Marketplace Creators are offered gigs and post content.	✓	✗	✗	✗	✗	✗
		Raised $81M Series D ($40M)	Raised $145M Series B ($110M @a $910M valuation)	Raised $27M Series A ($24M)	Raised $12.5M Seed	Raised $12.3M Series A

24

Sources: CreatorIQ Crunchbase; Grin Crunchbase and Finsmens; Aspire Crunchbase; Humanz Crunchbase and Calcalist; Tribe Crunchbase

TVPAGE

     Notable investors  SILVERMANFORMER PRESIDENT OF WARNER BROTHERS  CAIDAR  KLEINFOUNDERS OF AUTOANYTHING (ACQUIRED) NASDAQ:AZO  COPPELCOPPEL IS THE LEADING RETAIL CHAIN IN MEXICO  25  FOUNDERS ARE LARGEST INVESTORS TO DATE  GURANTZREINVENTED CONSUMER MEDIA ENGAGEMENT @ ENTROPIC  * To clarify, our notable investors are the individuals who are (or were) associated with the above noted companies (either by operation, ownership or family relation), not the actual companies.

 Projections  Validated with top brands & ready for scale  2023E($6-10M)  $10M  $8M  $4M  2021E($1.6M)  2019A*($1.1M)  $1M  $2M  PROJECTED REVENUE (USD)  26  *2019 excludes pre-pivot business (clients that did not renew beyond 2020).

Team

Serial entrepreneurs & executives
across marketing and media technologies



ALLON CAIDAR
CEO & Co-Founder

CEO & Co-Founder at Opticomm (acquired by Emcore, NASDAQ:EMKR)

VP Legal at Hotbar (acquired by Zango)

Attorney at Goldfarb, Seligman



MATT BABINEAU
CTO & Co-Founder

Corporate Technical Director at Emcore (NASDAQ:EMKR)

CTO at Opticomm (acquired by Emcore)

Co-Founder & Principal Software Architect at Clipmarks (acquired by Forbes)



SHANY CAIDAR
CRO & Co-Founder

VP Strategic Alliances at Infolinks

VP Sales & Business Development at Hotbar (acquired by Zango)



KATIE WILSON
Director of Finance



MATT HANAN
Chief Client Officer

27

TVPAGE

Board of Directors  Professionals with track records in marketing, saas, public markets, and financial expertise  27  REBECCA KEHAT Board Member  ASSAF ZIPORIBoard Member(corporate development & financial expert)External Independent  (martech & public directorship expertise)Independent  ADI MIMRANBoard Member(public markets & marketing expert)  ELI TUSONBoard Member(CPA & financial expert)External Independent  ALLON CAIDARCEO & Co-Founder(CEO)

 Board of Advisors  27  KOBI FRANKENTALAdvisor  BILL DUNNAdvisor(ecommerce technologies)  ALON WINBERGAdvisor(video, tech, saas, & finance)  OREN DOBRONSKYAdvisor(entrepreneur; marketing tech expert)  DAVID SABLEAdvisor(marketing guru)  Serial entrepreneurs and leaders acrossecommerce & marketing technologies  (marketing tech & agencies)

     Why invest?  A seasoned team, with a proven track record growing and scaling companies  +  +  +  +    70%SALES, MARKETING& CLIENT SUCCESSSales, business dev, marketing, client and creator community growth & support.  People buy from people  Almost a majority of US workers are freelancers  TVPage brings freelancers to ecommerce  Enterprise platform to enable creators for ecommerce  28  Use of proceeds (E)  15%R&DContinuing to invest in product growth & refinement.  15%OPERATIONSGrowing operations to support our growth.

     Let’s talk.  Allon Caidar, CEOacaidar@tvpage.com  29